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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 23, 1996, with respect to the financial statements of Atria Software, Inc. included in the Registration Statement (Form S-4) and related Prospectus of Pure Software Inc. for the registration of 23,941,533 shares of its common stock.

  Our audits also included the financial statement schedule of Atria Software, Inc. included in the Registration Statement (Form S-4). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this schedule based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          Ernst & Young LLP

Boston, Massachusetts
July 19, 1996